
                                                                     EXHIBIT 3.1
BY-LAWS

Champion International Corporation

(As amended to and including August 15, 1996)

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
Index To By-Laws

Article I. Meetings of Shareholders                                                                     1
Section  1. Annual Meetings
Section  2. Special Meetings
Section  3. Place of Meetings
Section  4. Notice of Meetings
Section  5. Quorum
Section  6. Voting
Section  7. List of Shareholders
Section  8. Inspectors of Election
Section  9. Advance Notice of Shareholder Nominations of Directors
Section 10. Advance Notice of Shareholder Proposed Business at Annual Meeting

Article II. Board of Directors                                                                          4
Section  1. Number, Election and Term of Office
Section  2. Vacancies
Section  3. Duties and Powers; Committees
Section  4. Annual and Regular Meetings; Notices
Section  5. Special Meetings; Notice
Section  6. Chairman
Section  7. Quorum
Section  8. Manner of Acting
Section  9. Resignation
Section 10. Removal
Section 11. Compensation of Certain Directors
Section 12. Participation in Meeting by Telephone or Similar Equipment

Article III. Officers                                                                                   6
Section  1. Number, Qualification, Election and Term of Office
Section  2. Resignation
Section  3. Removal
Section  4. Vacancies
Section  5. Chief Executive Officer
Section  6. Chairman of the Board
Section  7. Vice Chairmen

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Section  8. President
Section  9. Vice Presidents
Section 10. Secretary
Section 11. Treasurer
Section 12. Other Officers
Section 13. Salaries
Section 14. Sureties and Bonds
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Article IV. Shares of Stocks                                                                            8
Section  1. Certificates Representing Shares
Section  2. Lost or Destroyed Certificates
Section  3. Holders of Record
Section  4. Regulations
Section  5. Fixing of Record Date

Article V. Dividends                                                                                    9

Article VI. Right to Inspect Books                                                                      9

Article VII. Execution of Instruments                                                                   9
Section  1. Execution of Instruments
Section  2. Proxies

Article VIII. Fiscal Year                                                                              10

Article IX. Corporate Seal                                                                             10

Article X. Offices                                                                                     10
Section  1. Office of the Corporation
Section  2. Other Offices

Article XI. Amendments                                                                                 10

Article XII. Interpretation                                                                            10

By-Laws of
Champion
International
Corporation

(As amended to and
including August 15, 1996)

Article I. Meetings of

Shareholders
Section 1. Annual Meetings:
The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the third Thursday in May of each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a legal holiday or in all events on such other day, not a legal holiday, as may be fixed by the Board of Directors.

Section 2. Special Meetings:
Special meetings of the shareholders or of the holders of a particular class or series of stock may be called at any time by the Chairman of the Board or a Vice Chairman or the President, and shall be called by the Chairman of the Board or a Vice Chairman or the President or the Secretary at the written request of a majority of the Board of Directors.

Section 3. Place of Meetings:
All meetings of shareholders shall be held at the principal office of the Corporation in the City of Stamford, State of Connecticut, or at such other places as the Board of Directors may select, or as shall be specified in the respective notices or waivers of notices of such meetings.

Section 4. Notice of Meetings:
(a) Written notice of each meeting of
shareholders, whether annual or special, stating the purpose for which the meeting is called and the place, date and hour of the meeting shall be served either personally or by mail, not less than ten nor more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each such shareholder at his address as it appears on the stock books of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address.

(b) Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, before or after the meeting, or who attends a meeting in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice thereof.

Section 5. Quorum:
(a) At all meetings of shareholders of the Corporation there shall be necessary and sufficient to constitute a quorum for the transaction of any business the presence in person or by proxy of shareholders holding of record shares having in the aggregate a majority of the total number of votes of all shares of the Corporation then issued and outstanding and entitled to vote on such business at such meeting.

(b) In the absence of a quorum at any annual or special meeting of shareholders, the shareholders present in person or by proxy and entitled to vote thereat or, if no shareholders entitled to vote are present in person or by proxy, any officer authorized to preside at or to act as secretary of such meeting, may adjourn the meeting to a time and place determined by majority vote of the shareholders present in person or by proxy, or by such officer, as the case may be. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6. Voting:
(a) Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by the majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) At each meeting of shareholders each holder of record of shares of stock of the Corporation entitled to vote shall be entitled to vote the shares of such stock held by him and registered in his name on the books of the Corporation at the time of such meeting unless, pursuant to the provisions of Section 5 of Article IV of these by-laws, a date shall have been fixed as a record date for the determination of the shareholders entitled to vote.

(c) Each shareholder entitled to vote may vote by proxy, provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the person executing it shall have specified therein the length of time it is to continue in force.

Section 7. List of Shareholders:
It shall be the duty of the Secretary to prepare or have prepared before each meeting of shareholders a complete list of the shareholders entitled to vote thereat.
Such list shall be produced at such
meeting upon the request thereat or prior thereto of any shareholder.

Section 8. Inspectors of
Election:
Unless the Board of Directors shall have made such appointment prior to such meeting, at each meeting of the shareholders the chairman of the meeting may, and at the request of any shareholder entitled to vote thereat shall, appoint one or more persons, who need not be share-holders, to act as inspectors of election at such meeting. The inspectors so appointed, before entering on the discharge of their duties, shall take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability.

Section 9. Advance Notice of
Shareholder Nominations of
Directors:
Only persons who are nominated in
accordance with the following procedures shall be eligible for election as directors.
Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by the Committee on Board Affairs or by any person appointed by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 9. Such nominations by a shareholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the
Corporation not less than 60 days nor more than 90 days prior to the meeting;
provided, however, that in the event that the meeting is not to be held on the date set forth in Section 1 and less than 75 days' notice of prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person,
(iii) the class and number of shares of
capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder.
The Corporation may require any pro-
posed nominee to furnish such other
information as may reasonably be
required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the proce-dures set forth herein.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 10. Advance Notice of
Shareholder Proposed Business
at Annual Meetings:
At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days prior to the meeting; provided, however, that in the event that the meeting is not to be held on the date set forth in
Section 1 and less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section
10, provided, however, that nothing in
this Section 10 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 10 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Article II. Board of
Directors
Section 1. Number, Election
and Term of Office:
(a) The number of directors, exclusive of directors who may be elected pursuant to paragraph (b) of this Section 1, shall not be less than nine nor more than twenty;
the exact number shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies.

Directors shall be divided into three
classes with the class expiring at
succeeding annual meetings of share-
holders. All classes shall be as nearly
equal in number as possible, and no class shall include less than three directors.

At each annual meeting, directors to
replace those whose terms expire at such annual meeting shall be elected, each such director to hold office until the third succeeding annual meeting and until his successor is elected and qualified, or until his death, resignation or removal.

Terms of office of directors are further subject to the provisions of paragraph (d) of this Section 1.

Any newly created directorships, or any
decrease in directorships, shall be
apportioned among the three classes of
directors as to make all classes as nearly equal in number as possible. When the number of directors is increased by the Board of Directors any newly created directorships may be filled by a majority vote of the directors then in office even though less than a quorum. There shall be no classification of the additional directors until the next annual meeting of shareholders. No decrease by the Board of Directors of the number of directors shall shorten the term of office of any incumbent director.

(b) In the event that the Preference Stock of the Corporation shall be entitled at any annual meeting of shareholders to vote separately as a single class to elect two directors pursuant to the Certificate of Incorporation, the number of directors to be elected at such annual meeting shall be increased by two, after any reduction and reclassification of directors which may be made prior to or effective at such annual meeting by the Board of Directors pursuant to paragraph (a) of this Section 1. The directors to be so elected by said Preference
Stock shall not be classified. Each director so elected by said Preference Stock shall hold office until the annual meeting of shareholders next succeeding his election and until his successor, if any, is elected by said Preference Stock and qualified, or until his death, resignation or removal.

(c) Except as otherwise provided herein, the members of the Board of Directors of the Corporation shall be elected by a plurality of the votes cast at a meeting of share-holders by the holders of shares entitled to vote in the election.

(d) Except as the Board of Directors may otherwise provide from time to time, no person shall be eligible to serve as a director after the annual meeting of share-holders immediately following his seventieth birthday.

Section 2. Vacancies:
Any vacancy in the Board of Directors,
occurring by reason of the death, resigna-tion, disqualification, removal for cause or inability to act of any director, shall be filled by a majority vote of the remaining directors though less than a quorum. Any director elected by the Board of Directors to fill such a vacancy shall hold office until the annual meeting of shareholders next succeeding his election and until his successor is elected and qualified, or until his death, resignation or removal.

Section 3. Duties and Powers;
Committees:
(a) The business of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may exercise all powers of the Corporation except as herein, in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

(b) The Board of Directors may, by
resolution adopted by a majority of the
total number of directors which the
Corporation would have if there were no
vacancies, designate from its number the members of an Audit Committee, a Board
Affairs Committee, a Compensation and
Stock Option Committee, a Pension
Funding and Investment Committee and
one or more other committees, each of
which shall consist of three or more
directors, and each of which shall have
such authority and powers as may from
time to time be delegated to it by
resolution adopted in the same manner.

Section 4. Annual and Regular
Meetings; Notices:
(a) A regular annual meeting of the Board of Directors shall be held as promptly as practicable following the annual meeting of the shareholders at the place of such annual meeting of shareholders, or at such other place or time as the Board of Directors may determine.

(b) The Board of Directors from time to
time may provide by resolution for the
holding of other regular meetings of the Board of Directors and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be directed to the residence or usual place of business of each director who shall not have been present at the meeting at which such action was taken, unless such notice shall be waived in the manner set forth in paragraph (c) of Section 5 of this Article
II. Such notice may be given by first class mail if mailed at least five days before the day of the meeting or may be given by courier, telex or telephone, facsimile or any other method of telecommunication at least 48 hours before the time of the meeting.

Section 5. Special Meetings;
Notice:
(a) Special meetings of the Board of
Directors shall be held whenever called by the Chairman of the Board or by a Vice Chairman or by the President or by any two or more directors at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Notice of such special meeting shall specify the purpose of the meeting, and shall be directed to each director at his residence or usual place of business. Such notice may be given by first class mail if mailed at least five days before the day of the meeting or may be given by courier, telex or telephone, facsimile or any other method of telecommunication at least 48 hours before the time of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting in person without protesting, prior thereto or at its commence-ment, the lack of notice to him, or to any director who shall waive notice of such meeting in writing or by telex, facsimile or any other method of telecommunication whether before or after the time of such meeting. Notice of any adjourned meeting need not be given.

Section 6. Chairman:
At all meetings of the Board of Directors the Chairman of the Board or, in his absence, one of the Vice Chairmen (determined on the basis of seniority in such office) or, in the absence of all of the Vice Chairmen, the President or, in the absence of all of them, a chairman chosen by the directors present shall preside.

Section 7. Quorum:
(a) At all meetings of the Board of Directors the presence of a majority of the total number of directors which the Corporation would have if there were no vacancies shall be necessary and sufficient to constitute a quorum for the transaction of business.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without further notice until a quorum shall be present.

Section 8. Manner of Acting:
(a) At all meetings of the Board of
Directors each director present shall have one vote.

(b) Except as otherwise provided herein, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors.

Section 9. Resignation:
Any director may resign at any time by
giving written notice to the Board, of
Directors, the Chairman of the
Board, a Vice Chairman, the
President or the Secretary of the
Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10. Removal:
Any director may be removed with or
without cause at any time by the vote of the holders of the respective class or classes of stock by which such director was elected, given at a special meeting of the shareholders of such class or classes called for the purpose.

Section 11. Compensation of
Certain Directors:
Directors who are not officers or
employees of the Corporation may receive such compensation for their services, and allowances for expenses, as the Board of Directors may fix from time to time.

Section 12. Participation in
Meeting by Telephone or
Similar Equipment:
Any one or more members of the Board of
Directors or any committee thereof may
participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.
Participation by such means shall
constitute presence in person at a meeting.

Article III. Officers
Section 1. Number, Qualification,
Election and Term of Office:
(a) The officers of the Corporation shall be a Chairman of the Board of Directors and/or a President (one of whom shall be designated
Chief Executive Officer), and one or more
Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time determine.
The Chairman of the Board, each Vice Chairman and the President shall each be and remain a director of the Corporation during the term of his office. Any two offices, except the offices of President and Secretary, may be held by the same person.

(b) Each officer of the Corporation shall be elected by the Board of Directors and shall hold office until the annual meeting of the

Board of Directors next succeeding his
election and until his successor shall have been elected and qualified or until his death, resignation or removal.

Section 2. Resignation:
Any officer may resign at any time by
giving written notice of such resignation to the Board of Directors, the Chairman of the Board, a Vice Chairman, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal:
Any officer may be removed, either for or without cause, and a successor elected, by the Board of Directors.

Section 4. Vacancies:
A vacancy in any office, occurring by
reason of death, resignation, inability to act, disqualification, removal or any other cause, may be filled for the unexpired portion of the term by the Board of Directors.

Section 5. Chief Executive
Officer:
The Chief Executive Officer shall serve as general manager of the property, business and affairs of the Corporation, its subsidiaries, affiliates and divisions, and shall report directly to the Board of Directors, with all other officers and personnel reporting directly or indirectly to him.

Section 6. Chairman of the
Board:
The Chairman of the Board shall preside
at meetings of the shareholders and at
meetings of the Board of Directors, and
shall have such other powers and shall
discharge such other duties as are
generally incident to the office of
Chairman of the Board or as may be
assigned to him from time to time by the Board of Directors. If the Chairman of the Board is not the Chief Executive Officer, he shall have such additional powers and duties as may be assigned to him from time to time by the Chief Executive
Officer.

Section 7. Vice Chairmen:
The Vice Chairmen shall have such powers and shall discharge such duties as are generally incident to the office of Vice Chairman. In the absence of the Chairman of the Board, one of the Vice Chairmen (determined on the basis of seniority in such office) shall preside at meetings of the shareholders and at meetings of the Board of Directors. Each Vice Chairman shall have such additional powers and duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 8. President:
The President shall have such powers and shall discharge such duties as are generally incident to the office of President or as may be assigned to him from time to time by the Board of Directors. In the absence of the Chairman of the Board and all of the Vice Chairmen, the President shall preside at meetings of the shareholders and at meetings of the Board of Directors. If the President is not the Chief Executive
Officer, he shall have such additional
powers and duties as may be assigned to
him from time to time by the Chief
Executive Officer.

Section 9. Vice Presidents:
The Vice Presidents shall have such
powers and shall discharge such duties as are generally incident to the office of Vice
President. Each Vice President shall have such other powers and discharge such other duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board, a Vice Chairman or the President.

Section 10. Secretary:
The Secretary shall record the minutes of the meetings of the shareholders and of the Board of Directors in books to be kept for that purpose, and shall perform like duties for committees appointed by the Board of Directors when required. He shall give, or cause to be given, all notices required pursuant to these by-laws. He shall have custody of the corporate seal and shall have authority to affix the same to all instruments executed and delivered on behalf of the Corporation, and he shall have authority to attest the corporate seal when so affixed. He shall have charge of the shareholder records, which may be kept by a transfer agent or agents under his direction. The Secretary shall have such other powers and discharge such other duties as are generally incident to the office of Secretary or as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board, a Vice Chairman or the President. If there shall be one or more
Assistant Secretaries, each shall, in the absence of the Secretary, or at his request, have his powers and discharge his duties.

Section 11. Treasurer:
The Treasurer shall have custody of all
funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books to be kept for the purpose and shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated in a manner authorized by the Board of Directors. He shall borrow, invest and disburse funds on behalf of the Corporation as may be authorized by the Board of Directors and shall render periodic accounts of his transactions as Treasurer. The
Treasurer shall have such other powers and shall discharge such other duties as are generally incident to the office of Treasurer or as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board, a Vice Chairman or the President. If there shall be one or more
Assistant Treasurers, each shall, in the absence of the Treasurer, or at his request, have his powers and discharge his duties.

Section 12. Other Officers:
Each other officer shall have such powers and discharge such duties as are prescribed by law or as may be assigned to him from time to time by the Board of Directors or by the Chairman of the Board or a Vice
Chairman or the President of the Corporation.

Section 13. Salaries:
No officer shall be prevented from
receiving a salary or any other compen-
sation by reason of the fact that he is also a director of the Corporation.

Section 14. Sureties and
Bonds:
In case the Board of Directors shall so
require, any officer or agent of the
Corporation shall execute to the Corpora-tion a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Article IV. Shares of
Stock
Section 1. Certificates
Representing Shares:
The shares of the Corporation shall be
represented by certificates or shall be
uncertificated shares. Certificates shall be signed by the Chairman of the Board or a Vice Chairman or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar acting on behalf of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2. Lost or Destroyed
Certificates:
The holder of any shares of stock of the Corporation represented by a certificate shall immediately notify the Corporation and its registrar and transfer agent of the loss or destruction of such certificate. The
Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as
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the Board of Directors, or any person
delegated by it, may direct and with such surety or sureties as may be satisfactory to the Board of Directors, or any person delegated by it, to indemnify the Corporation against any claim that may be made against it and/or its transfer agent and/or registrar on account of the alleged loss or destruction of any such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 3. Holders of Record:
The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.

Section 4. Regulations:
The Board of Directors may make such
rules and regulations as it may deem
expedient, including the appointment of co-transfer agents and co-registrars in or outside of the State of New York, concerning the issuance, transfer and registration of shares of stock of the Corporation either represented by certifi-cates or uncertificated, and may require all certificates representing any class of stock to bear the signature or signatures of a transfer agent and/or registrar appointed for such class of stock.

Section 5. Fixing of Record
Date:
The Board of Directors may fix a day (i) not more than fifty days nor less than ten days prior to the day of holding any
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meeting of shareholders or (ii) not more
than fifty days prior to the last day on which the consent or dissent of share-holders may be expressed for any purpose without a meeting, or the day fixed for the payment of any dividend or the distribu-tion of any subscription or other rights or interests, or the day on which any other action is to be taken, as a record date for the determination of the shareholders who are entitled to notice of and to vote at such meeting or any adjournment thereof, or whose consent or dissent is required or may be expressed for any purpose, or who are entitled to receive such dividends or rights or interests or whose identity is to be determined for the purposes of any such other action.

Article V. Dividends
Dividends may be declared and paid out
of any funds available therefor as often, in such amounts and at such time or times as the Board of Directors may determine.

Article VI. Right to
Inspect Books
The Board of Directors is authorized from time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations, the books and accounts of the Corporation or any of them shall be open to the inspection of any shareholder.

Article VII.
Execution of
Instruments
Section 1. Execution of
Instruments:
Any drafts, bills of exchange, acceptances, bonds, endorsements, notes or other obliga-tions or evidences of indebtedness of the Corporation, and all deeds, mortgages, indentures, bills of sale, conveyances,
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endorsements, assignments, transfers, stock
powers or other instruments of transfer, contracts, agreements, dividend or other orders, powers of attorney, waivers, con-sents, returns, reports, certificates, demands, notices or documents, and other instruments of any nature may be signed, executed, verified, acknowledged and delivered by the Chairman of the Board, a Vice Chairman or the President or by such other officers, agents or employees of the Corporation, or any of them, as from time to time may be deter-mined by the Board of Directors, provided, however, that authority to sign, execute, verify, acknowledge and deliver any con-tracts of, or other documents and instru-ments requiring execution by, the Corpora-tion may be conferred by the Board of Directors upon any person whether or not such person be an officer of the Corporation;
and provided further, that such person may delegate from time to time by instrument in writing all or any part of such authority to any other person if authorized so to do by the Board of Directors.

Section 2. Proxies:
Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation and waivers of notice of meetings of the shareholders of other corporations, the stock of which is owned by or stands in the name of the Corporation, may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, a Vice Chairman, the President, the
Secretary or any other person or persons thereunto authorized by the Board of Directors.

Article VIII. Fiscal
Year
The fiscal year of the Corporation shall begin on the 1st day of January and end
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on the 31st day of December in each year.

Article IX. Corporate
Seal
The corporate seal shall be circular in
form and shall bear the name of the
Corporation, the words "Corporate Seal"
and words and figures denoting its
organization under the laws of the State of New York, and the year thereof, and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

Article X. Offices
Section 1. Office of the
Corporation:
The office of the Corporation (as defined in Section 102 of the New York Business
Corporation Law) shall be in the Borough of Manhattan, City and State of New
York.

Section 2. Other Offices:
The Corporation may establish and
maintain one or more offices outside of the State of New York in such places as the Board of Directors may from time to time deem advisable.

Article XI.
Amendments
(a) All by-laws of the Corporation shall be subject to amendment or repeal, and new by-laws may be adopted, by the vote of the shareholders at any annual or special meeting, the notice or waiver of notice of which shall have summarized or set forth in full the proposed amendment.

(b) The Board of Directors shall have
power, by majority vote of the total
number of directors which the Corpora-
tion would have if there were no
vacancies, to adopt, amend and repeal from
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time to time by-laws of the Corporation;
provided, however, that the shareholders may amend or repeal by-laws made by the Board of Directors and may from time to time limit or define the right of the Board of Directors to amend or repeal any by-law or by-laws adopted by the shareholders.
Without limiting the generality of the
foregoing, the provisions of paragraph (a) of
Section 1 of Article II and any other
provisions hereof relating to the
classification of directors may be repealed by the majority vote of the total number of directors which the Corporation would have if there were no vacancies or may be amended or supplemented, by such vote, in any manner not resulting in a term of office of directors longer than that provided in said provisions.

Article XII.
Interpretation
These by-laws are subject and subordinate to the provisions of applicable law, including without limitation the Business
Corporation Law of the State of New York, and the provisions of the Certificate of Incorporation, as the same may be in effect from time to time.

As used in these by-laws, the term
Certificate of Incorporation shall mean the Restated Certificate of Incorporation of the Corporation and any amendments thereto.